Exhibit 10.37
DEAN FOODS COMPANY
2008 NON-QUALIFIED STOCK OPTION AGREEMENT
     THIS AGREEMENT (the “Agreement”), effective as of the date indicated on the Notice of Grant delivered herewith (the “Notice of Grant”), is made and entered into by and between Dean Foods Company, a Delaware corporation (the “Company”), and the individual named on the Notice of Grant (“you”).
WITNESSETH:
     WHEREAS, the Board of Directors of the Company has adopted and approved the Dean Foods Company 2007 Stock Incentive Plan (the “Plan”), which was approved as required by the Company’s stockholders and provides for the grant of non-qualified stock options (“Options”) and other forms of stock-based compensation to certain Employees and non-employee Directors of the Company and its Subsidiaries (Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Plan); and
     WHEREAS, the Options and other Awards provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and
     WHEREAS, the Committee has selected you to participate in the Plan and has awarded the Option described in this Agreement to you; and
     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to you to continue as an employee of the Company (or its Subsidiaries) and to promote the success of the business of the Company and its Subsidiaries, the parties hereby agree as follows:
     1. Grant of Option. The Company hereby grants to you and you hereby accept, effective as of the date shown on the Notice of Grant (the “Date of Grant”), and on the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, an Option to purchase all or any portion of the number of shares shown on the Notice of Grant for the per share price shown on the Notice of Grant (the “Exercise Price”).
     2. Vesting. The Option shall vest ratably with respect to the underlying shares of Stock in three equal annual increments commencing on the first anniversary of the Date of Grant. In addition to the vesting provisions contained in the foregoing sentence, the Option shall also be subject to the following vesting provisions:

2008 Grant
NOSO

          (a) Each unvested Option shall immediately vest in full upon your death;
          (b) Each unvested Option shall immediately vest in full upon a Change in Control, as such term is defined in the Plan;
          (c) Each unvested Option shall immediately vest in full upon your Disability; and
          (d) In the event of your Retirement, each unvested Option shall automatically vest in full as of the effective date of such Retirement.
               For purposes of this Agreement, “Retirement” shall be defined as your retirement from employment or other service to the Company or any Subsidiary after you reach the age of 65. “Disability” shall be defined as your permanent and total disability (within the meaning of Section 22(e)(3) of the Code).
     3. Exercise. In order to exercise the Option with respect to any vested portion, you must notify the Company in writing, either sent to the Corporate Secretary’s attention at the Company’s principal office or via the internet through E*Trade (the Company’s plan broker) at www.etrade.com. No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. At the time of exercise, you must pay to the Company the exercise price (as set forth on the Notice of Grant) times the number of vested shares for which the Option is being exercised. Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Stock you have owned for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price of the portion of the Option being exercised.
     4. Expiration of Option. The Option shall expire, and shall not be exercisable with respect to any vested portion as to which the Option has not been exercised, on the first to occur of:
          (a) the tenth anniversary of the Date of Grant;
          (b) 90 days after the effective date of any termination of your employment with the Company or any Subsidiary or at such later date as may be determined by the Committee for any reason other than death, Retirement or Disability, or termination for Cause (as defined below);
          (c) 12 months following the date you cease to be an employee of the Company or a Subsidiary, if such cessation of service is due to your death or Disability; or

2008 Grant
NQSO

          (d) the earlier of (i) the tenth anniversary of the Date of Grant, and (ii) the first anniversary of your death, for any Options you hold upon your Retirement.
     Upon your death, any vested Option exercisable on the date of death may be exercised by your estate or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of your death, provided that such exercise occurs within the shorter of the remaining option term of the Option and twelve months after the date of your death.
     Notwithstanding anything to the contrary in the Plan or this Agreement, if your service is terminated for Cause, then all Options shall terminate and be canceled immediately upon such termination, regardless of whether such Options are vested or exercisable. Cause is defined as your (i) willful failure to perform substantially your duties; (ii) willful or serious misconduct that has caused, or could reasonably be expected to result in, material injury to the business or reputation of an Employer; (iii) conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; (iv) your breach of any written covenant or agreement with an Employer, any material written policy of your Employer or any Employer’s “code of conduct;” or (v) your failure to cooperate with an Employer in any internal investigation or administrative, regulatory or judicial proceeding. In addition, your Service shall be deemed to have terminated for Cause if, after your Service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.
     5. Tax Withholding. The Employer shall have the right to deduct from all amounts paid to you in cash (whether under the Plan or otherwise) any amount required by law to be withheld in respect of any awards under the Plan as may be necessary in the opinion of the Employer to satisfy any applicable tax withholding requirements under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of awards in the form of Stock, at the Committee’s discretion, you will be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or you may be offered the opportunity to elect to tender) the number of shares of Stock whose fair market value equals such amount required to be withheld.
     6. Transfer of Option. The Option is not transferable except in accordance with the provisions of the Plan.
     7. Certain Legal Restrictions. The Plan, the granting and exercising of this Option, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state and foreign country laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of this Option, the issuance or delivery of Stock under this Option or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule or regulation and may require you to make such representations and furnish such information as it may consider appropriate in connection

2008 Grant
NQSO

with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of this Option or to otherwise sell or issue Stock in violation of any such laws, rules or regulations, and any postponement of the exercise or settlement of this Option under this provision shall not extend the term of the Option. Neither the Company nor its directors or officers shall have any obligation or liability to you with respect to any Option (or Stock issuable thereunder) that shall lapse because of such postponement.
     8. Plan Incorporated. You accept this Option subject to all the provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.
     9. Assignment of Intellectual Property Rights. In consideration of the granting of the Option, you hereby agree that all right, title and interest to any and all products, improvements or processes (“Intellectual Property”) whatsoever, discovered, invented or conceived during the course of your employment with the Company or any of its Subsidiaries, relating to the subject matter of the business of the Company or any of its Subsidiaries or which may be directly or indirectly utilized in connection therewith, are vested in the Company, and you hereby forever waive any and all interest you may have in such Intellectual Property and agree to assign such Intellectual Property to the Company. In addition, all writings produced in the course of work or employment for the Company or any Subsidiary are works produced for hire and the property of the Company and its Subsidiaries, including any copyrights for those writings.
     10. Miscellaneous.
          (a) No ISO Treatment. The Option is intended to be a non-qualified stock option under applicable tax laws, and it is not to be characterized or treated as an incentive stock option under such laws.
          (b) No Guaranteed Employment. The granting of the Option shall impose no obligation upon you to exercise the Option or any part thereof. Nothing contained in this Agreement shall affect the right of the Company or Employer to terminate you at any time, with or without cause, or shall be deemed to create any rights to your employment. The rights and obligations arising under this Agreement are not intended to and do not affect your employment relationship that otherwise exists between you and the Company or Employer, whether such employment relationship is at will or defined by an employment contract. Moreover, this Agreement is not intended to and does not amend any existing employment contract between you and the Company or Employer; to the extent there is a conflict between this Agreement and such an employment contract, the employment contract shall govern and take priority.
          (c) No Stockholder Rights. Neither you nor any person claiming under or through you shall be or shall have any of the rights or privileges of a stockholder of the Company

2008 Grant
NQSO

in respect of any of the shares issuable upon the exercise of the Option herein unless and until certificates representing such shares shall have been issued and delivered to you or your agent.
          (d) Notices. Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to you shall be addressed to you at the address set forth on the attached Notice of Grant, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.
          (e) Binding Agreement. Subject to the limitations in this Agreement and the Plan on the transferability by you of the Option and any shares of Stock, this Agreement shall be binding upon and inure to the benefit of your representatives, executors, successors or beneficiaries.
          (f) Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.
          (g) Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.
          (h) Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.
          (i) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
          (j) No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
          (k) Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

2008 Grant
NQSO

          (l) Relief. In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

2008 Grant
NQSO